Exhibit 5.1

Snell & Wilmer L.L.P.

3883 Howard Hughes Parkway, Suite 1100

Las Vegas, NV 89169

TELEPHONE: (702) 784-5200

FACSIMILE: (702) 784-5252

November 17, 2022

Ondas Holdings Inc.

61 Old South Road, #495

Nantucket, Massachusetts 02554

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as Nevada counsel to Ondas Holdings Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company's Registration Statement on Form S-4 (such Registration Statement in the form in which it becomes effective is referred to herein as the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), including the base prospectus (the "Prospectus"), relating to the proposed registration and offering of up to 4,500,000 shares (referred to herein as the “Shares”) of the Company’s common stock, par value $0.0001 per share, (i) to be issued to the holders of ordinary shares, par value NIS 0.01 (“Airobotics Ordinary Shares”), of AIROBOTICS Ltd., a company organized under the laws of the State of Israel (“Airobotics”), (ii) underlying warrants of the Company to be issued to the holders of warrants of Airobotics (the “Warrants”), and (iii) underlying vested options of the Company to be issued to the holders of vested options of Airobotics (the “Options”), as provided for in the Agreement of Merger, dated as of August 4, 2022, as amended on November 13, 2022 (the “Merger Agreement”), by and among the Company, Airobotics and Talos Sub Ltd., a company organized under the laws of the State of Israel and a wholly owned subsidiary of the Company.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Prospectus.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and exhibits thereto, including the Prospectus; (ii) the Amended and Restated Articles of Incorporation of the Company, as amended, as currently in effect; (iii) the Amended and Restated Bylaws of the Company, as amended, as currently in effect; (iv) the Merger Agreement and (v) certain resolutions and minutes of meetings of the Board of Directors of the Company relating to (A) the issuance of the Shares, Warrants and Options, (B) the approval of the Merger Agreement and the transactions contemplated therein, and (C) other related matters. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection therewith we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

In our examination, we have assumed without independent verification (i) the legal capacity of all natural persons, the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies, (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed, (iv) at the time any Shares are sold or exchanged pursuant to the Registration Statement and the Merger Agreement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective under the Securities Act and will comply with all applicable laws; (v) at the Relevant Time, a Prospectus will have been prepared and filed with the Commission describing the Shares offered thereby and all related documentation and will comply with all applicable laws; (vi) that the Shares will be issued and exchanged in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Merger Agreement; (vii) that there will be sufficient shares of Common Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; (ix) that the outstanding Airobotics Ordinary Shares to be exchanged as consideration for the Shares of the Company are or will be at the time of the merger validly issued, non-assessable, fully-paid and free and clear of liens; and (x) that Merger Agreement and the actions contemplated therein, including the merger, will be duly approved and adopted by the shareholders of Airobotics. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In addition, we have assumed that the Warrants will be duly authorized and validly issued. We have also assumed that, upon the issuance of any Shares issuable upon exercise of the Warrants and Options, the total number of shares of the common stock of the Company issued and outstanding will not exceed the total number of shares of common stock of Common Stock that the Company is then authorized to issue under its Amended and Restated Articles of Incorporation, as amended. Our opinions are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

Ondas Holdings, Inc.

November 17, 2022

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that the Shares to be issued and exchanged by the Company under the Merger Agreement have been duly authorized, and, upon issuance and delivery in exchange for the outstanding Airobotics Ordinary Shares in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable, and, if and when certificates representing Shares underlying the Warrants have been duly executed, countersigned, registered and delivered upon exercise of such Warrants in accordance with the terms of such Warrants, then such Shares will be validly issued, fully paid and non-assessable; and, if and when certificates representing Shares underlying the Options have been duly executed, countersigned, registered and delivered upon exercise of such Options in accordance with the terms of such Options, then such Shares will be validly issued, fully paid and non-assessable.

We render this opinion only with respect to the general corporate law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue-sky laws.

We assume no obligation to update or supplement this opinion if any applicable laws change after date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Shares.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and in any amendment thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion letter as an exhibit. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.